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                                                                     Exhibit 4.1



                SECOND AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT

         THE SECOND AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT (the "Amendment"), dated as of July 29, 2003, is made by and between Community Bancorp, Inc., a Massachusetts corporation, (the "Company") and Cambridge Trust Company, as Rights Agent (the "Rights Agent"). The Company and the Rights Agent may be individually referred to herein as a "Party" and collectively, as the "Parties".

         WHEREAS, the Parties entered into a Shareholder Rights Agreement dated May 24, 1996, as amended February 15, 2000 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

         WHEREAS, the Company, Citizens Financial Group, Inc. a Delaware corporation, and Citizens Bank of Massachusetts, a Massachusetts trust company (the "Acquirer"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended or supplemented from time to time, the "Merger Agreement"), pursuant to which a wholly owned subsidiary of the Acquirer (the "Merger Sub") shall be merged with and into the Company with the Company surviving the merger.

         WHEREAS, the Board of Directors of the Company has determined that an amendment to the Agreement as set forth herein, prior to entering into the Merger Agreement, is desirable and in the best interests of the Company and its stockholders.

         WHEREAS, pursuant to Section 26 of the Agreement, the Company has directed the Rights Agent to join this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement and intending to be legally bound hereby, the Parties agree as follows:

         1. AMENDMENT OF SECTION 1(a). The definition of "Acquiring Person" is hereby amended by adding the following to the end of the first sentence thereof:

               , or (v) Citizens Bank of Massachusetts, a Massachusetts bank ("Citizens") nor any of its Affiliates or Associates by reason of: (A) the approval, execution, delivery and performance of the Agreement and Plan of Merger, dated as of July 30, 2003, by and between the Company and Citizens (as amended or supplemented from time to time, the


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               "Merger Agreement") or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by the Merger Agreement), or (B) the execution of any and all Stockholder Agreements between any holder of Common Stock of the Company and Citizens, whereby the holders of Company Common Stock agree to vote their shares in favor of the Merger Agreement.

         Section 1(a) shall also be amended to replace the second sentence thereof with the following:

               The Persons described in clauses (i) through (v) above are referred to herein as "Exempt Persons."

         2. AMENDMENT TO SECTION 1(s). The definition of "Stock Acquisition Date" in Section 1(s) is hereby amended by inserting the following sentence at the end thereof:

               Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as the result of: (A) the public announcement, approval, execution, delivery and performance of the Merger Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by the Merger Agreement), or (B) the execution of any and all Stockholder Agreements between any holder of Common Stock of the Company and Citizens, whereby the holders of Company Common Stock agree to vote their shares in favor of the Merger Agreement.

         3. AMENDMENT TO SECTION 1(u). The definition of "Triggering Event" in
Section 1(u) of the Agreement is hereby deleted in its entirety and replaced with the following:

               (u) "TRIGGERING EVENT" shall mean any Section 11(a)(ii) Event or any Section 13 Event, provided that neither the approval, execution, delivery and performance of the Merger Agreement and the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by the Merger Agreement) nor the execution of any and all Stockholder


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               Agreements between any holder of Common Stock of the Company and
               Citizens, whereby the holders of Company Common Stock agree to vote their shares in favor of the Merger Agreement, shall be deemed to be a Triggering Event.

         4. AMENDMENT TO SECTION 3(a). Section 3(a) of the Agreement is hereby amended by inserting the following sentence immediately after the last sentence thereof:

               Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by reason of: (i) the public announcement, approval, execution, delivery and performance of the Merger Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by the Merger Agreement), or (ii) the execution of any and all Stockholder Agreements between any holder of Common Stock of the Company and Citizens, whereby the holders of Company Common Stock agree to vote their shares in favor of the Merger Agreement.

         5. AMENDMENT TO SECTION 11(a)(ii). Section 11(a)(ii) of the Agreement is hereby amended by adding the following sentence at the end thereof:

               Notwithstanding anything in this Agreement to the contrary, neither the approval, execution, delivery and performance of the Merger Agreement and the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by the Merger Agreement) nor the execution of any and all Stockholder Agreements between any holder of Common Stock of the Company and Citizens, whereby the holders of Company Common Stock agree to vote their shares in favor of the Merger Agreement, shall cause the Rights to be adjusted or become exercisable in accordance with this Section 11(a)(ii), or to be a
               Section 11(a)(ii) Event.

         6. AMENDMENT TO SECTION 13. The following Section 13(e) is hereby added after Section 13(d):


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               (e) Notwithstanding anything contained in the Agreement to the contrary, the provisions of this Section 13 shall not apply to:
               (i) the approval, execution, delivery and performance of the Merger Agreement or the consummation of any other transaction to be effected thereby (including any acquisition of Company Common Stock contemplated by the Merger Agreement), or (ii) the execution of any and all Stockholder Agreements between any holder of Common Stock of the Company and Citizens, whereby the holders of Company Common Stock agree to vote their shares in favor of the Merger Agreement, and shall not be deemed to be a
               Section 13 Event.

         7. ADDITIONAL AMENDMENT. The following Section 34 is hereby added after
Section 33:

               Section 34. Notwithstanding anything contained in this Agreement to the contrary, this Agreement and the Rights shall terminate and be of no further force and effect immediately prior to the Effective Time (as defined in the Merger Agreement).

         8. OTHER PROVISIONS UNAFFECTED. This Amendment shall be deemed to be in full force and effect immediately prior to the execution and delivery of the Merger Agreement. Except as expressly modified herein, all arrangements, agreements, terms, conditions and provisions of the Agreement remain in full force and effect, and this Amendment and the Agreement, as hereby modified, shall constitute one and the same instrument.

         9. MISCELLANEOUS.

         a. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         b. GOVERNING LAW. This Amendment, the Agreement, each Right and each Right Certificate issued hereunder or thereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed and in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.


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         c. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Amendment, the Agreement, generally, and the transactions contemplated hereunder and/or thereunder.

         d. DESCRIPTIVE HEADINGS. Descriptive heading of the several Sections of this Amendment and the Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof or thereof.

         e. ENTIRE AGREEMENT. This Amendment and the Agreement, and all of the provisions hereof and/or thereof, shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and executors, administrators and heirs. This Amendment, together with the Agreement, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges with and supercedes all prior discussion and understandings of any kind and every nature between them.


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         IN WITNESS WHEREOF, the Parties have executed this Second Amendment to
Shareholder Rights Agreement as of the date first set out above.

                                 COMMUNITY BANCORP, INC.


                                 By: /s/ James A. Langway
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Witness                              James A. Langway, Its President


                                 CAMBRIDGE TRUST COMPANY


                                 By:  /s/ James F. Dwinnell III
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Witness                               Its